Exhibit 10.4

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

BETWEEN

__________
AS SELLER

AND

BIOZONE PHARMACEUTICALS, INC.
AS BUYER

BETAZONE LLC

June 30, 2011

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

This LLC Membership Interest Purchase Agreement (“Agreement”) is entered into on June 30, 2011, between __________, an individual with an address at ____________________ ________________ (“Seller”) and Biozone Pharmacuticals, Inc., a Nevada corporation, with an address at 4400 Biscayne Boulevard, Miami, Florida 33137 (“Buyer”).

A.          Seller owns certain membership units in BetaZone LLC (the “LLC Interests”).

B.          Seller desires to sell the LLC Interests to Buyer, and Buyer desires to purchase the LLC Interests from Seller.

C.          BetaZone LLC  is referenced herein as the “Company”.

D.           The Company is managed by its managing member, __________.

Intending to be legally bound, the parties agree as follows:

1.           PURCHASE OF LLC INTERESTS.

1.1           Sale of the LLC Interests.  On and subject to the terms and conditions of this Agreement, at Closing, Seller shall sell, assign, transfer and deliver the LLC Interests to Buyer, free and clear of all Encumbrances. The assignment of the LLC Interests shall be in the form set forth in Exhibit A (the “LLC Interest Assignment”). The purchase of the LLC Interests by Buyer is referred to herein as the “Acquisition”.

1.2           Purchase Price.  The purchase price to be paid by Buyer for the LLC Interests shall be __________ shares (the “Shares”) of the restricted common stock, par value $0.001 per share, of Buyer (the “Purchase Price”).  The Purchase Price shall be paid by Buyer to Seller as follows:

(a)
20% of the Shares shall be delivered to the Escrow Agent, (as defined in that certain Escrow Agreement substantially in the form of  Exhibit A annexed hereto), subject to the Make-Whole and Indemnification Adjustments, as defined therein, and the Opko Option (as defined below) (the “Escrowed Shares”);

(b)
The balance to be delivered by irrevocable transfer agent instructions delivered to the Buyer’s transfer agent at closing.  The Purchase Price shall be paid to the Seller or designee within 5 business days following closing; and

(c)	The Shares shall be subject to a lockup agreement with Buyer as set forth on Exhibit B annexed hereto

2.           CLOSING.

2.1           Closing.  Upon the terms and subject to the conditions hereinbefore and hereinafter set forth, the consummation of this Agreement and the Acquisition contemplated herein (the "Closing") shall take place on the date hereof, or on such other date as is agreed to by the parties (the “Closing Date”) but not later than __________, 2011, unless agreed by the parties (“Effective Time”).

2.2           Actions of Seller at Closing.  At or prior to Closing, Seller shall deliver to Buyer the following:

(a)	Assignment. The LLC Interest Assignment signed by Seller;

(b)
Opko Option from Keller and Fisher.  Dan Fisher and Brian Keller shall grant an irrevocable option to Opko Health, Inc., (“Opko”) with respect to Buyer’s shares that each will receive in connection with Keller and Fisher’s receipt of shares pursuant to agreements with Buyer as follows (the “Opko Option”), substantially in the form of Exhibit C annexed hereto, as to which Seller and Company hereby consent:

Fisher Option:	5,320,000 shares

Exercise Price	$1.00 per share if exercised within 2 months of Closing Date;

Blended Price equal to the weighted average price per share determined as follows: $1.00 per share as to 4,256,000 shares and 60 day VWAP as to 1,064,000 shares on date of exercise, if exercised within 18 months following the Payment Extension date.

Term	2 months following Closing Date;
Extended to 20 months following the Closing Date upon payment of $100,000.

Lockup	12 months increasing to 18 months on exercise of option on shares (with leakout between 12 and 18 months).

Keller Option:	3,325,000 shares

Exercise Price	$1.00 per share
Term	2 months following Closing Date;
Extended to 20 months following the Closing Date upon payment of $100,000.

Lockup	12 months increasing to 18 months on exercise of option on shares (with leakout between 12 and 18 months).

(c)
Debt conversion.  All indebtedness of Company, Equachem, LLC, Equalan LLC and Biozone Laboratories, Inc. to Seller shall be forgiven at closing, provided $250,000 of such indebtedness owing to Dan Fisher, on an audited basis, shall be repaid by the Buyer to Dan Fisher at closing and the balance converted into Company common stock on the basis of 1 share for each $1.00 of debt converted, which shall be adjusted upon the completion of the Company audit.

(d)
Other.  Seller shall executed the Escrow Agreement, the Opko Option, the Lockup Agreement, the Intellectual Property Assignment Agreement (substantially in the Form of Exhibit D), the Make Good Escrow Agreement and such other instruments and documents as Buyer or the Company may reasonably request to effect the transactions contemplated hereby.

2.3           Actions of Buyer at Closing.  At Closing, Buyer shall deliver to Seller the following:

(a)           Payment.  The Purchase Price due pursuant to Section 1.2; and

(b)           Other.  Such other instruments and documents as Seller or the Company may reasonably request to effect the transactions contemplated hereby.

              2.4           Taking of Necessary Action; Further Action.  Buyer and Seller will take all reasonable and lawful action as may be necessary or appropriate in order to effectuate the Acquisition in accordance with this Agreement as promptly as possible.

3.           REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and Company, jointly and severally, hereby represent and warrant to Buyer as follows:

3.1           Powers; Consents; Absence of Conflicts with Other Agreements.  Other then as disclosed on Schedule 3.1(b), the execution, delivery, and performance by Seller of this Agreement and all other agreements referenced herein, or ancillary hereto, to which Seller is a party, and the consummation by Seller of the transactions contemplated by this Agreement and the Transaction Documents, as applicable:

(a)           do not require any approval or consent to be obtained by any party other than the Company or from, or filing required to be made by Seller with, any Governmental Agency bearing on the validity of this Agreement which is required by Law;

(b)           will not conflict with, result in any breach or contravention of, or the creation of any Encumbrance under, any indenture, agreement, lease, instrument or understanding to which Seller is a party or by which Seller is bound;

(c)           will not violate any Law to which Seller may be subject; and

(d)           will not violate any Governmental Order to which Seller may be subject.

3.2           Due Authorization; Binding Agreement.  Seller has the right, power, legal capacity and authority to enter into and perform this Agreement.  This Agreement and all Transaction Documents are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

3.3             Litigation or Proceedings.  There are no Actions pending or, to Seller’s Knowledge, threatened against Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

3.4           Ownership of LLC Interests.  Seller has the sole and unrestricted right to sell and/or transfer the LLC Interests.  Upon transfer of the LLC Interests from Seller to Buyer, Buyer will have good and marketable title to the LLC Interests, free and clear of any and all liens or claims.

3.5           No Broker’s or Finder’s Fees.   Seller has not engaged or is liable for the payment of any fee to any finder, broker or similar Person in connection with the transactions described in this Agreement.

3.6           Receipt and Review of Company Financial Information.  Seller acknowledges that he has received and had an opportunity to review the unaudited financial statements of the Company for the two years ended December 31, 2009 and 2010 and such financial statements have been prepared in accordance with the books and records of the Company, are consistent with all tax returns filed for the Company, and are true and correct in all material respects.

3.7           Advice of Counsel.  Seller acknowledges that he has been encouraged to seek legal counsel and been given the opportunity to seek such counsel with respect to this Agreement.

3.8           Capitalization.

(a)           The authorized and issued membership and limited liability company interests of the Company consist solely of those amounts set forth in the Disclosure Schedule annexed hereto and no membership or limited liability interests of the Company are issued or outstanding that are not set forth on the Disclosure Schedule, and no such interests will be issued or outstanding as of the Closing Date that are not set forth on Disclosure Schedule, except for such interests issued pursuant to the exercise of outstanding Company Options listed on Disclosure Schedule.  The Disclosure Schedule sets forth all holders of unvested membership or limited liability interests, and for each such owner thereof: (i) the number of unvested membership or limited liability interests, (ii) the terms of the Company’s or any other party’s rights to repurchase or acquire such membership or limited liability interests, (iii) the schedule on which such rights lapse and (iv) whether such repurchase rights lapse in full or in part as a result of any of the transactions contemplated by this Agreement or any other agreement or upon any other event or condition.  True and complete copies of the membership or limited liability interests issued and the limited liability company agreement of the Company have been provided to Buyer.  The Company holds no treasury membership or limited liability interests.  All issued and outstanding membership or limited liability interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts.  There is no Liability for dividends or distributions accrued and unpaid by the Company.

(b)           There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares membership or limited liability interests or any securities or debt convertible into or exchangeable for Company membership or limited liability interests or obligating the Company or to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract.  There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any outstanding securities of the Company.

3.9           Information on the Buyer.

Seller has been furnished with or has had access to such information and materials concerning the Buyer as have been requested by Seller.  In addition, Seller may have received in writing from the Buyer such other information concerning its operations, financial condition, prospects and other matters as Seller has requested in writing (such other information is collectively the “Other Written Information”) and considered all factors Seller deems material in deciding on the advisability of acquiring the Shares.  Seller acknowledges it has access to the SEC filings of Buyer and has reviewed the same, including all Risk Factors contained therein.

Seller has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by the Buyer of the size contemplated herein.  The Seller represents that the Seller is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.  The Seller has had a full opportunity to inspect the books and records of the Buyer and to make any and all inquiries of Buyer’s officers and directors regarding the Buyer and its business as the Seller has deemed appropriate.

3.10           Information on Seller.  The Seller, either alone or with the Seller’s professional advisers who are unaffiliated with, has no equity interest in and is not compensated by the Buyer or any affiliate or selling agent of the Buyer, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Shares offered by the Buyer and of making an informed investment decision with respect thereto and has the capacity to protect the Seller’s own interests in connection with the Seller’s proposed investment in the Shares.

3.11           Acquisition of Shares.  Seller will acquire its Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.12           Compliance with Securities Act. Seller understands and agrees that its Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Exchange Act of 1933, as amended (the “Exchange Act”) (based in part on the accuracy of the representations and warranties of Seller contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Act or any applicable state securities laws or is exempt from such registration.  Seller acknowledges the Buyer is a “shell” corporation as defined under Rule 12b-2 under the Exchange Act and accordingly Rule 144 under the Act may not be available, if at all, for a minimum of one year following termination of Buyer ceasing to be consider to have terminated its shell status.

3.13           Legend.  The certificate evidencing the Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

And such additional legends as shall be applicable for purposes of the Escrowed Shares and the Opko Option and any lockup agreements.

3,14           Communication of Offer.  The offer to acquire the Shares was directly communicated to Seller by Buyer.  At no time was Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.15           Restricted Securities. Seller is an “accredited investor” under Regulation D promulgated under the Act (“Regulation D”). Notwithstanding anything to the contrary contained in this Agreement, Seller may transfer the Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any Person or entity means any other Person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such Person or entity.  Affiliate includes each parent or subsidiary of a party hereto.  For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

3.16           No Governmental Review.  Seller understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.17           Financial Statements.

Within sixty (60) days from the Closing Date, Seller and Company shall deliver to Buyer copies of: (i) audited consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the related audited consolidated statements of income and of cash flows of the Company for the years then ended, and (ii) unaudited quarterly balance sheets and consolidated statements of income and of cash flow of the Company for the most recently completed fiscal quarter and prior year fiscal quarter (including the related notes and schedules thereto, the “Financial Statements”).  All of the financial and other information heretofore provided by Seller and Company to Buyer have been prepared in accordance with the books and records of the Company and are true and correct in all material respects.  Each of the Financial Statements when delivered will be complete and correct in all material respects, will be prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof and or will present fairly the financial position, results of operations and cash flows of the Seller as at the dates and for the periods indicated.  The Financial Statements obligation required hereby may be satisfied by delivery of consolidating financial information with a consolidated Financial Statement for the Company, Equachem, LLC, Equalan LLC and Biozone Laboratories, Inc.  Until Financial Statements shall have been delivered to Buyer in form and substance in compliance with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K, for purposes hereof the “Escrowed Shares” referred to in Paragraph 1.2 (a) shall mean 100% of the Shares.

3.18           Compliance with Applicable Laws. The Seller (and the Company) is in compliance with all applicable laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a material adverse affect on the Company.

4.           REPRESENTATIONS AND WARRANTIES OF BUYER.  As of the Closing, Buyer represents and warrants to Seller the following:

 4.1           Powers; Consents; Absence of Conflicts with Other Agreements, Etc.  The execution, delivery, and performance by Buyer of this Agreement and all other agreements referenced herein, or ancillary hereto, to which Buyer is a party, and the consummation of the transactions contemplated herein by Buyer:

(a)           do not require any approval or consent to be obtained by any party other than the Company or from, or filing required to be made by Buyer with, any Governmental Agency bearing on the validity of this Agreement which is required by Law;

(b)           will not conflict with, result in any breach or contravention of, or the creation of any Encumbrance under, any indenture, agreement, lease, instrument or understanding to which Buyer is a party or by which Buyer is bound;

(c)           will not violate any Law to which Buyer may be subject; and

(d)           will not violate any Governmental Order to which Buyer may be subject.

4.3           Binding Agreement.  This Agreement and all agreements to which Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer, and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

4.4           Proceedings.  There are no claims, actions, proceedings or investigations pending or, to the Knowledge of Buyer, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement.

4.5           No Broker‘s or Finder’s Fees.  Buyer has not engaged or is liable for the payment of any fee to any finder, broker or similar Person in connection with the transactions described in this Agreement.

5.           RELEASE; CONFIDENTIALITY

5.1           Release by Seller.  In consideration of the agreements, terms and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller hereby releases and discharges, Buyer, the Company and each of their heirs, executors, members, managing members, administrators, successors, officers, employees, directors, attorneys, agents, Affiliates and assigns (collectively, the “Seller Releasees”), from any action, cause of action, suit, debt, dues, sums of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim, and demand whatsoever, in law, admiralty or equity, which against the Seller Releasees, the Seller, the Seller’s heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for any matter from the beginning of the world to the day of the date of this Agreement.

5.2           Confidentiality.  Seller agrees and acknowledges that all information concerning (i) the Company and Buyer, their business and prospects, (ii) the financial performance of the Company and Buyer, (iii) the Company’s and Buyer’s officers, directors, employees, managing members and members and (iv) the terms and conditions of this Agreement (collectively, the “Information”) are confidential and shall not be disclosed to any party, except as required by law.

5.3           Securities Laws.  Seller agrees that the Information will not be used for any purpose other than in connection with my evaluating a possible investment in the Buyer, and that Seller will not disclose in any manner whatsoever such Information, the fact that Seller has received such Information or that discussions or negotiations are taking place concerning the financing of the Buyer.  Seller acknowledges that Seller is aware that the United States securities laws prohibit any person who has received material, non-public information concerning a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.           MISCELLANEOUS

6.1           Definitions.  In this Agreement, the following terms have the following meanings:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, bankers, attorneys, accountants and other agents of such Person.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

“Buyer’s Knowledge” or “Knowledge of Buyer” or any similar phrase means all facts and circumstances known by Buyer, without a duty of inquiry.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

 “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

 “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

 “Seller’s Knowledge” or “Knowledge of Seller” or any similar phrase means all facts and circumstances known by Seller, without a duty of inquiry.

 “Transaction Documents” means this Agreement and each other agreement entered into pursuant to this Agreement.

6.2           Additional Assurances.  From time to time after Closing, either party shall execute and deliver such other instruments and take such other actions as is reasonably requested to give effect to the transactions contemplated by this Agreement.

6.3           Cost of Transaction.  Whether or not the transactions contemplated hereby are consummated, each party shall bear its own expenses in connection with this Agreement.

6.4           Choice of Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.  BUYER AND SELLER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES.  Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York.  If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph.  The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator.  Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

6.5           Waiver of Jury Trial.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY.  EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

6.6           Enforcement of Agreement.  Irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its terms or was breached.  The parties are entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, in addition to any other remedy to which they are entitled at law or in equity.

6.7           Survival.  The representations, warranties and covenants of the parties shall survive Closing and shall not be affected or deemed waived by reason of any investigation made by or on behalf of any party (including by any of its representatives) or by reason of the fact that any party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

6.8         Benefit/Assignment.  This Agreement inures to the benefit of and is binding upon the parties hereto and their respective legal representatives, successors, and assigns.  No party may directly or indirectly, including by assignment, operation of law or change of control, transfer or assign this Agreement without the prior written consent of the other parties; provide that, following Closing, Buyer may do so without the consent of any other party.

6.9         No Third Party Beneficiaries.  This Agreement is intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns, and does not confer third-party beneficiary rights upon any Person.

6.10      Waiver of Breach.  The waiver by any party of a breach or violation of any provision of this Agreement is not a waiver of any subsequent breach of the same or any other provision hereof.

6.11      Interpretation.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. This Agreement is to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

6.12      Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.13      Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein includes the masculine, feminine, and neuter, and the number of all words herein includes the singular and plural.

6.14      Divisions and Headings.  The division of this Agreement into articles, sections and subsections and the use of captions and headings are for convenience and have no legal effect in construing the provisions of this Agreement.

6.15      Entire Agreement.  This Agreement, including all exhibits and schedules hereto, and the Transaction Documents, supersedes all previous contracts, and constitutes the entire agreement among the parties regarding its subject matter.  No party is entitled to benefits other than those specified herein.  No oral statements or prior written material not specifically incorporated herein is of any force or effect.

            6.16      Amendment.  This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto.

6.18      Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, and all of which together will be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

The parties have executed this Agreement in multiple originals as of the date first above written.

SELLER:
____________________

_______________________________________

BUYER:
BIOZONE PHARMACEUTICALS, INC.

_______________________________________
Name:  Roberto Prego-Novo
Title:    President

AGREED AND ACCEPTED:
BETAZONE LLC
by its managing member, Camilo Rey

By:____________________________________
     Name:
     Title:

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this "Assignment") dated as of __________, 2011 is made by and between __________ ("Assignor") and Biozone Pharmaceuticals, Inc. ("Assignee").

RECITALS

A.           Assignor is the holder of a ____________________ membership interest (the "Membership Interest") in BetaZone LLC, a __________________ limited liability company ("BetaZone"); and

B.           Assignor desires to transfer and assign to Assignee the Membership Interest pursuant to the terms of that certain LLC Membership Interest Purchase Agreement dated the date hereof between Assignor and Assignee (the “Purchase Agreement”); and

C.           Assignee desires to accept the assignment of the Membership Interest and to accept and assume the terms and conditions of the Operating Agreement of BetaZone, as amended or restated (the "Operating Agreement") with respect to the Membership Interest.

In consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Assignment. Subject to the terms and conditions this Assignment and the Purchase Agreement, Assignor hereby transfers and assigns to Assignee the Membership Interest.

2. Admission as Substituted Member. As of the date hereof, and subject to the terms and conditions of this Assignment, Assignee shall become a substituted member in BetaZone with respect to the Membership Interest in compliance with the terms of the Operating Agreement.

3. Assumption. Assignee agrees to accept, adopt and be bound by the terms, provisions and conditions of the Operating Agreement.

4. Representations by Assignor. Assignor does hereby represent and warrant to Assignee that: (i) Assignor is the legal and beneficial owner and holder of the Membership Interest and (ii) the Membership Interest is not subject to any lien or assessment by any of Assignor's creditors or by any other person or entity.

5. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6. General Provisions.

(a) Entire Agreement. This Assignment supersedes any prior or contemporaneous understandings or agreements between the parties respecting the subject matter hereof and constitutes the entire understanding and agreement between the parties with respect to the assignment of the Membership Interest.

(b) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

(c) Further Assurances. The parties hereto covenant and agree that they will execute such further instruments and documents as may be necessary or convenient to effectuate and carry out the transaction contemplated by this Assignment.

(d) Counterpart Execution. This Assignment may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties hereto have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the day and year first above written.

ASSIGNOR:
____________________

_______________________________________

ASSIGNEE:
BIOZONE PHARMACEUTICALS, INC.

_______________________________________
Name:  Roberto Prego-Novo
Title:    President

AGREED AND ACCEPTED:
BETAZONE LLC
by its managing member, ____________________

By:____________________________________
     Name:
     Title:

__________, individually

________________________________________

__________, individually

________________________________________